Exhibit 99.2

Joint Filer Information

Name of Joint Filer:	Douglas A. Haber

Address of Joint Filer:	c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Fogo de Chao, Inc. [FOGO]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):	May 23, 2017

Designated Filer:	Todd M. Abbrecht

Signature:

/s/ Douglas A. Haber
Douglas A. Haber

Dated: May 25, 2017

Exhibit 99.2

Joint Filer Information

Name of Joint Filer:	Jeff T. Swenson

Address of Joint Filer:	c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Fogo de Chao, Inc. [FOGO]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):	May 23, 2017

Designated Filer:	Todd M. Abbrecht

Signature:

/s/ Jeff T. Swenson
Jeff T. Swenson

Dated: May 25, 2017